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                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, D.C. 20549

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                                       FORM 8-K

                                    CURRENT REPORT
                          PURSUANT TO SECTION 13 OR 15(D) OF
                         THE SECURITIES EXCHANGE ACT OF 1934


                        Date of Report:     September 30, 1997
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                           MERIDIAN INDUSTRIAL TRUST, INC.
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                (Exact name of registrant as specified in its charter)



        Maryland                  1-14166                     94-3224765
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(State of Organization)      (Commission Number)         (IRS  Employer I.D. #)



455 Market Street, 17th Floor, San Francisco, California                 94105
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(Address of principal executive offices)                             (Zip Code)



Registrant's telephone number, including area code     (415) 281-3900
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                                    Not Applicable
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            (Former name or former address, if changed since last report)



               This document contains ___ sequentially numbered pages.
                      The exhibit index is located on page ____.

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

    On September 30, 1997 (the "CLOSING DATE"), Meridian Industrial Trust, Inc. (the "COMPANY") acquired a portfolio of eleven industrial buildings containing an aggregate of approximately 1,522,000 square feet of rentable space (the "PORTFOLIO PROPERTIES"). The Portfolio Properties are located in the metropolitan areas of San Jose, California (approximately 75,000 sq. ft.), Los Angeles, California (approximately 127,000 sq. ft.), La Mirada, California (approximately 71,000 sq. ft.), Hayward, California (approximately 203,000 sq. ft.), Brea, California (approximately 132,000 sq. ft.), Ontario, California (approximately 134,000 sq. ft.), Fontana, California (approximately 136,000 sq. ft.), Chicago, Illinois (approximately 456,000 sq. ft.), Tempe, Arizona (approximately 61,000 sq. ft.), and St. Louis, Missouri (approximately 127,000 sq. ft.)

    The Company purchased the Portfolio Properties from State Street Bank and Trust Company, as Trustee for Ameritech Pension Trust ("AMERITECH"). The aggregate contract purchase price for the Portfolio Properties was $61,282,179. The Company also acquired Ameritech's interest in a loan to Fremont Rancho, Ltd. in the original principal sum of $21,500,000 (the "RANCHO DOWNEY LOAN"), secured by property located in Rancho Downey, California, consisting of approximately 624,000 square feet of rentable space ("RANCHO DOWNEY PROPERTY"). The aggregate contract purchase price for the Rancho Downey Loan was $21,500,000. The Company also paid $122,213 for transfer and documentary stamp taxes and $29,418 for escrow, recording, and incidental closing fees.

    In determining the amount of consideration to be paid for the Portfolio Properties and the Rancho Downy Loan, the Company considered such factors as the historical and expected cash flow of the properties, nature of the tenancies and terms of the leases in place, occupancy rates, opportunities for alternative and new tenancies, current operating costs, physical condition and location, building design, the anticipated impact of the acquisition on the Company's financial results, and capitalization rates at which it believes other comparable properties have recently sold. The Company's analysis focused primarily on the properties' expected future cash flow, their location (both in terms of market or sub-market and the specific location within a market or sub-market), and building design (features such as clear height, truck turning radii, and cross-docking capabilities).

    The consideration received by Ameritech in connection with the acquisition of the Portfolio Properties and the Rancho Downy Loan was paid in the form of 4,160,745 shares of the Company's common stock, par value $.001 per share (the "Common Stock"). Certain other costs associated with the acquisition were funded with proceeds of borrowings under its unsecured credit facility with a group of lending banks. Before the Closing Date, Ameritech held the Portfolio Properties for the production of income as rental property and held the Rancho Downey Loan for the production of income; the Company considers the Portfolio Properties and the Rancho Downey Loan suitable for and intends to continue those uses. Before the Closing Date, Ameritech's ownership of 1,623,376 shares of the Company's Series B Convertible Preferred Stock (approximately 6.5% of the Company's outstanding Common Stock assuming conversion of all of the Series B Preferred Stock) was the only material relationship that existed between Ameritech and the Company, any Company affiliate, any Company director or officer, or any associate of any such director or officer.

    In connection with the Company's agreement to acquire the Portfolio Properties and the Rancho Downey Loan, the Company also contracted with Ameritech to purchase a portfolio of eleven additional industrial buildings containing an aggregate of approximately 1,960,268


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square feet of rentable space.  Six of these properties are located in the
Dallas, Texas metropolitan area, two of these properties are located in the metropolitan area of Rancho Cucamonga, California, two of these properties are located in the metropolitan area of Phoenix, Arizona, and one of these properties is located in the metropolitan area of Ontario, California. The contract price for these eleven properties is $61,766,666. The closing of this transaction is expected to occur on or before October 31, 1997.



ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS


    (a) and (b)    FINANCIAL STATEMENTS OF THE BUSINESS ACQUIRED AND PRO FORMA
                   FINANCIAL INFORMATION.

                   It is impracticable to provide the required financial statements with this report. Those financial statements will be filed as soon as practicable but in no event later than December 15, 1997.

    (c)            EXHIBITS.

                   The following exhibits are attached to this report:

                   10.1 Agreement of Purchase and Sale and Joint Escrow Instructions between State Street Bank and Trust Company as Trustee for Ameritech Pension Trust as seller and the Company as buyer dated May 29, 1997.



              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        By:  MERIDIAN INDUSTRIAL TRUST, INC.


Date:   October 14, 1997               By:
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                                            Robert A. Dobbin
                                            Secretary